Exhibit 10.1

AMENDMENT TO THE

FISCALNOTE HOLDINGS, INC.

2022 LONG-TERM INCENTIVE PLAN

WHEREAS, FiscalNote Holdings, Inc., a Delaware corporation (the “Company”) sponsors the FiscalNote Holdings, Inc. 2022 Long-Term Incentive Plan (the “Plan”) to provide equity incentives for the Company’s key service providers;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interest of Plan participants to amend the Plan to (i) increase the number of shares outstanding under the Plan, and (ii) increase the percentage by which the number of shares outstanding under the Plan will increase automatically each year; and

WHEREAS, Section 7 of the Plan provides that the Board may, with the consent of the Company’s shareholders, amend the Plan to effect the share increases described herein; and

WHEREAS, the Board has granted officers of the Company the authority and power, in the name of and on behalf of the Board and Company, to implement the amendment of the Plan.

NOW, THEREFORE, effective as of December 31, 2024, the Plan is hereby amended, contingent upon the receipt of approval from the Company’s shareholders, as follows:

1. Section 4(a)(i) of the Plan is amended and restated in its entirety as follows:

“(i) The aggregate number of Shares that may be issued pursuant to Awards is 24,285,660 Shares, plus a number of Shares that will automatically be increased on January 1 of each year for a period of five years commencing on January 1, 2023 and ending on (and including) January 1, 2027, in an amount equal to the lesser of (i) 5% of the total number of Shares outstanding on December 31 of the preceding year, or (ii) 13,523,734 Shares; provided, however, that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of Shares. This is the “Share Reserve.” No more than 100% of the Shares in the Share Reserve shall be available for delivery pursuant to the exercise of Incentive Stock Options.”

IN WITNESS WHEREOF, this Amendment to the Plan is executed this 31st day of December, 2024.

FISCALNOTE HOLDINGS, INC.

By:	/s/ Todd Aman
Name: Todd Aman
Its: SVP, General Counsel & Secretary

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